Original Equipment Manufacturer (OEM) Agreement

(Translated)

World Scan Project Corporation (“WSPJ”) and G-Force Inc. (“G-Force”) enter into the Original Equipment Manufacturer (OEM) Agreement (the “Agreement”) as follows:

1.	Purposes

WSPJ shall entrust manufacturing the products described in the exhibit (the “Products”) and purchase the Products from G-Force.

2.	Specifications

G-Force shall manufacture the Products according to the specification sheet which accepted by WSPJ.

3.	Trademark
(1)	G-Force shall represent the trademark of WSPJ in the Product and package according to the WSPJ’s direction.
(2)	WSPJ shall determine the representation method of the trademark.

4.	Term

Term and conditions shall be as follows:

(1)	Product name: SKY FIGHT Toy Drone (2.4Ghz)
(2)	Number: 10,000 drones
(3)	Color: Black, white, red, blue, yellow, green, orange. Pink. Purple and silver

One box includes ten colors and ten drones.

(4)	Amount: JPY 39,250,000 (tax excluded)

	Price	Number
Drone	JPY 3,500	1,000
Propeller set (color)	JPY 400	500
Propeller set (black)	JPY 400	500
Li-po battery	JPY 600	5,000
Motor set	JPY 1,000	250
USB charging cable	JPY 400	1,500
Backup drone for replacement		200

(5)	Delivery date: May 31, 2020
(6)	Delivery place: To be directed by WSPJ

5.	Payment

WSPJ shall pay the amount by March 31, 2020. Wire information shall be as follows:

MFUG Bank Kanda-ekimae Branch

Saving account 0506341

Account name: G-Force Inc.

6.	Delivery
(1)	G-Force shall deliver the products at the place directed by WSOJ
(2)	If G-Force can not deliver the products on time, G-Force must notify to WSPJ and follow the WSPJ’s instructions.

7.	Ownership

The ownership if the products shall be transferred from G-Force to WSPJ at the delivery.

8.	Inspection
(1)	WSPJ shall conduct the product inspection after the delivery.
(2)	G-Force shall not owe any responsibility for repairment because G-Force shall deliver the 200 backup drones for replacement.

9.	Risk Bearing

G-Force shall owe the responsibility for damage before the delivery date and WSPJ shall owe the responsibility for damage after the delivery date.

10.	Product Liability

If the products harm or likely to harm the body or property of a third party, G-Force must notify WSPJ immediately and devise remedial measures.

11.	Infringement of Rights of Third party

If a dispute with a third party about industrial property rights, both parties shall compensate for damages as follows:

(1)	Dispute about trademark: WSOJ’s responsibility
(2)	Dispute about the products: G-Force’s responsibility

12.	Prohibited Matters

G-Force shall not commit the following acts without written consent of WSPJ:

(1)	Reselling the Products
(2)	Using the trademark for other purposes.

13.	Confidentiality
1.	G-Force shall not disclose the information obtained in the course of performance of this Agreement or Products to third parties during the Agreement period and even after the expiration of the Agreement.
2.	The following information shall not applicable for the confidentiality in the preceding paragraph:
(1)	Publicly known at the time of disclosure
(2)	Obtained from third party legally
(3)	Obtained before contracting this Agreement
(4)	Obligated to disclosure by laws and regulations

14.	Prohibition of Transfer of Rights and Obligations

G-Force shall not transfer, take over or mortgage the status provided in the Agreement without WSP’s written consent.

15.	Termination

Each party may terminate this Agreement by following. In the case of termination, the compensation for damages shall be unavoidable:

(1)	Violation of the Agreement
(2)	Business suspension
(3)	Dishonor
(4)	Bankrupt
(5)	Fund shortage
(6)	Dissolution, merger or transfer of business of company
(7)	Untrustworthiness or unlawful act

16.	Elimination of Antisocial Forces

Each party may terminate this Agreement if there is a violation in following paragraphs without notice.

(1)	Lending the party’s own name to Antisocial Forces
(2)	Director, officer or employee in each party have any relation to antisocial forces.

If this Agreement is terminated by above, compensation for damages shall be unavoidable.

17.	Compensation for Damage

If each party is damaged by the other party intentionally or negligently, the party which cause damage shall be liable to compensate for damages.

18.	Term of Agreement

Term of Agreement shall be from March 4, 2020 to March 4, 2021.

19.	Mutual Consultation

If matters which are not covered by this Agreement and Separate Agreements or doubts about interpretation of terms or conditions arise, each party shall resolve by mutual consultation faithfully.

20.	Court of Jurisdiction

When a dispute arises in connection with the Agreement, the court of jurisdiction shall be the Tokyo District Court in the first instance.

IN WITNESS WHEREOF, the Agreement has been prepared in duplicate, and after they are signed and seals have been affixed thereto, each party shall retain a copy.

March 4, 2020

WSPJ:

World Scan Project Corporation

2-13-23-2F, Nishiwaseda, Shinjuku-ku, Tokyo, Japan

/s/ Ryohei Uetaki

Ryohei Uetaki, Representative Director

G-Force:

G-Force Inc.

1-3-1, Kajicho, Chiyoda-ku, Tokyo, Japan

/s/ Hideyo Sakurai

Hideyo Sakurai, Representative Director